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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    Form 8-K

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                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      March 20, 1997

SUPERIOR BANK FSB (as depositor under the Pooling and Servicing Agreement, dated as of March 1, 1997, providing for the issuance of AFC Mortgage Loan Asset Backed Certificates, Series 1997-1)


                                SUPERIOR BANK FSB
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             (Exact name of registrant as specified in its charter)


       UNITED STATES                333-21485              36-1414142
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(State or Other Jurisdiction      (Commission           (I.R.S. Employer
     of Incorporation)            File Number)       Identification Number)


   ONE LINCOLN CENTRE
OAKBROOK TERRACE, ILLINOIS                                    60181
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  (Address of Principal                                     (Zip Code)
    Executive Offices)


Registrant's telephone number, including area code (708) 916-4000

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Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

Description of the Certificates, Sub-Pool 1 and Sub-Pool 2

      On March 20, 1997, a single series of certificates, entitled AFC Mortgage Loan Asset Backed Certificates, Series 1997-1 (the "Certificates") were issued pursuant to a pooling and servicing agreement (the "Agreement") attached hereto as Exhibit 4.1, dated as of March 1, 1997, among Superior Bank FSB, as depositor (the "Depositor"), Lee Servicing Company, a division of Superior Bank FSB, as servicer (the "Servicer") and LaSalle National Bank, as trustee (the "Trustee"). The Certificates consist of two classes identified as Class A (the "Class A Certificates") and Class R (the "Class R Certificates"). The Certificates evidence in the aggregate the entire beneficial ownership interest in a trust fund comprised of Sub-Pool 1 and Sub-Pool 2 (the "Trust Fund"), consisting primarily of first and second liens on single-family properties, multifamily properties and mixed residential and commercial structures (the "Mortgage Loans") with an aggregate principal balance of $140,827,927.17 as of March 1, 1997 (the "Cut-off Date") and an aggregate amount of $33,147,497.60 deposited on the Closing Date in the Sub-Pool 1 Pre-Funding Account and an aggregate amount of $50,514,371.15 deposited on the Closing Date in the Sub-Pool 2 Pre-Funding Account. The Class A Certificates were sold by the Depositor to Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill") and J.P. Morgan Securities Inc. ("J.P. Morgan"), pursuant to an underwriting agreement dated March 6, 1997 among the Depositor, Merrill and J.P. Morgan.

      The Class A Certificates evidence, in the aggregate, $220,000,000 principal amount as of the Cut-off Date. The Class A Certificates will be entitled to payments of interest accrued on the outstanding Class A Principal Balance at a variable pass-through rate. In addition, on each Remittance Date, the Class A Certificates will be entitled to distributions allocable to principal which will, as more fully described in the Agreement, include the principal portion of all scheduled and unscheduled payments received on the Mortgage Loans during an Accrual Period.

      Credit support in respect of certain losses realized on the Mortgage Loans will be covered by a certificate insurance policy (the "Certificate Insurance Policy") issued by Financial Guaranty Insurance Company (the "Certificate Insurer") and, if the related Remittance Date is prior to the Cross-over Date, Excess Spread received by the Servicer. The Certificate Insurance Policy will irrevocably and unconditionally guaranty payment on each Remittance Date to the Holders of the Class A Certificates of the Class A Remittance Amount. If the Remittance Date is prior to the Cross-Over Date, Holders of the Class A Certificates will have a right to 100% of the related Excess Spread to fund the amount by which the Class A Remittance Amount exceeds the Available Remittance Amount for such Remittance Date. Capitalized terms used in the second paragraph hereof and not otherwise defined shall have the meanings assigned to them in the Agreement.


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                                    -3-

      Items 3 through 6 and Item 8 are not included because they are not applicable.

      Item 7.  Financial Statements and Exhibits

            (a)   Not applicable

            (b)   Not applicable

            (c)   Exhibits

     4.1 Pooling and Servicing Agreement, dated as of March 1, 1997, by and among Superior Bank FSB, as Depositor, Lee Servicing Company, a division of Superior Bank FSB, as Servicer and LaSalle National Bank, as Trustee.


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                                       -4-

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      SUPERIOR BANK FSB


                                      By:  /s/ WILLIAM C. BRACKEN
                                           ---------------------------------
                                           Name:  William C. Bracken
                                           Title: Senior Vice President
                                                  and Chief Financial Officer

Dated:  April 2, 1997

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                                       -5-

                                 EXHIBITS TABLE

     4.1 Pooling and Servicing Agreement, dated as of March 1, 1997, by and among Superior Bank FSB, as Depositor, Lee Servicing Company, a division of Superior Bank FSB, as Servicer and LaSalle National Bank, as Trustee.